EXHIBIT 99.2
Clinical and Immunological Responses in Patients with Malignant Melanoma Treated with a Dendritic Cell^based Vaccine: Preliminary Report from a Multi-institutional Phase II Clinical Trial MI Ross, LH Camacho; EM Hersh, CK Brown, J Richards, P Mitsky, E Wasserman, SM Lee, N Bercovici, D Landais, A Ribas

Background Immunogenicity of Melanoma Spontaneous tumor regression Vitiligo Antitumor activity of cytokine therapy Cytotoxic T cells from patients are active in-vitro

Background (cont'd) Dendritic Cell Vaccines Functional antigen presentation Induction and maintenance of antitumor immune responses Antigens from lysates or whole cells may improve immunogenicity Objective Responses ~ 10-15% with tumor cell-pulsed Dendritic Cells

IDD-3 vaccine Type: Cell Drug Production: Patient Dendritic Cells (DC) loaded with cell lysates from 3 allogeneic melanoma cell lines: M44, COLO829 and SK-MEL-28 Storage: Cryopreserved at -120°C, one lot of 20 doses Mode of administration: Intradermal + Subcutaneous

Background (cont'd) Clinical Development: Phase I/II in 15 metastatic patients: 1 CR and 1 SD 4 patients overall survival greater than 20 months Salcedo et al. Cancer Immunol Immunother. 2005 Phase I/II in 49 stage IV patients: 10 SD Gorin et al. ASCO 2005 Phase II in 33 patients with M1a, M1b and in transit lesions: results presented today Phase II adjuvant setting in 46 patients NED after surgery, randomized IDD-3 vs IDD-3 +Peg-IFNa: ongoing

Study Design Phase II, Open Label, Single Arm Objectives Clinical activity Immunologic activity Safety Patient Population Stage IV - M1a, M1b- and in transit lesion LDH < 1.5 ULN Measurable or evaluable disease Prior chemotherapy, biotherapy (except vaccines) accepted Progressive disease before study entry

GMP Manufacturing Process IDD-3 lymphocytes Elutriated cells purification GMP 7 days culture, addition of cytokines Dendritic Cells Monocytes & lymphocytes apheresis Allogenic melanoma tumor cell lysate Maturation

Study Design Screening Apheresis Patient follow-up: Safety, immune response, clinical W0 W2 W4 W6 W8 W10 W12 W16 W22 W24 W36 W48 W-6 W-4 10 ID and 2 SC at each immunization* Partial Apheresis Partial Apheresis 70 ml blood 70 ml blood 70 ml blood 70 ml blood 5 ml blood * Patients with documented stable disease or better are eligible to receive additional vaccinations until all doses are gone. Vaccinations will be given every 2 months.

Demographics n = 33 Age, median (range) 59 (27-85) Sex M/F 19/14 LDH < 1.5 ULN 33 (100%) PS 0/1/2 22/10/1 Stage M1a M1b In transit M1c (liver) 7 (21%) 16 (48%) 9 (27%) 1 (3%) Prior Treatments Chemotherapy Biotherapy Radiotherapy ILP (Isolated Limb Perfusion) No previous systemic therapy 10 (30%) 14 (42%) 3 (9%) 6 (18%) 11 (33%)

Patient Status 38 patients enrolled 5 withdrawals before treatment 3 before the first injection due to disease progression 2 for apheresis failures 33 started treatment 32 reached week 8 disease assessment or further 25 reached week 12 (received 6 injections) 15 reached week 22 (received 8 injections) 1 withdrawal week 16 for SAE (macular degeneration) 21/33 treated patients alive (5/07) Survival at 6 months (from apheresis) : 85% Survival at 9 months (from apheresis) : 70%

Efficacy n=33 PFS OS Median from time of apheresis (95% CI) 4.8 months (4.0-5.7) Not reached Survival at 9mo: 70% Patients evaluable for response (RECIST) : 30 1 CR , 2 PR, (ORR: 10%) Tumor Control 6 additional SD Tumor Control rate (CR+PR+ SD): 30% Median follow-up from apheresis: 11.7 months (2.9-26.5)

Summary of Clinical Responders Patient Gender/Age Stage Prior treatment Best RECIST Response Time from prior treatment to PD (month) PFS from apheresis (month) # 2 Male/ 60 y M1a Surgery (Wide excisions) CR 5 + 26.5 (a) # 7 Female/ 44 y M1b Surgery-ILP (Melphalan) SD NED 14 + 23.7 (a) # 10 Female/ 70 y In transit Surgery-ILP (Melphalan) PR 6 + 22.3 (a) # 11 Female/ 69 y M1b Surgery SD NED 2 + 21.6 (a) # 17 Male/ 55 y M1a Surgery-Chemo-Biotherapy SD 7 + 10.2 (a) # 37* Female/84 y M1a Surgery SD 9 + 9.4 (a) # 36* Female/54 y M1a Surgery/Cilengitide SD 4 + 9.4 (a) # 38* Male/ 46 y M1a Surgery/Interferon PR 3 + 9.4 (a) # 15 Female/ 58 y M1b Surgery-RT-Chemo-Biotherapy SD 2 7.3 * Still in treatment (a) : + means still progression free

Clinical Activity - Patient #10 (PR) BASELINE - AUG 2005

Histology Courtesy of Victor Prieto, MD (MDACC) Target 6 Week 24 Target 6 Week 32 patient 10 (PR)

Histological Assessment Patients Tumor Location Procedure Results Patient Status # 10 In-transit Biopsy Negative PR # 7 Skin Lung Removal Resection Negative Residual SD then NED # 11 Lung Thoracotomy Residual SD then NED # 38 Skin Biopsy Negative PR 2 patients achieved pathological CR after resection of residual pigmented lesions 2 patients were rendered free of disease after clinical Stable Disease and surgery of lung metastasis

Detection of TAA-specific CD8+ T cells after peptide in vitro sensitization D -1 D0 PBMC thawing Stimulation with Pools of TAA-peptides (9mers) D1 Addition of IL-7/IL-15 D6 D11 D14 Intracellular Cytokine Staining (5h) gated on CD3+CD8+ Detection of specific CD8 In vitro sensitization IFN-^ CD107 Pool 1 - gp100 Pool 2 - Tyr/TRP2 Pool 4 - (MelanA, ..) Pool 3 - Mage HLA-types: HLA-A1, A2, A3/A11 and B7, B44, B35 Time points: pre, w4, w8, w12, w24, w48 Immune Monitoring HLA-A2 Non HLA-A2 HLA-B 9 6 3 8 9 4 9 8 3 7 11 6 33 34 16

Immune Response Against Multiple-Peptides Pool control HIV Pool 4 MelanA, NYESO1, Prame, ... Pool 1 gp100 IFN-g (ICS) CD107 Pre Post #6 Post #8 10 0 10 1 10 2 10 3 10 4 0.2% 0.6% 1.0% 18.8% 2.8% 10 0 10 1 10 2 10 3 10 4 0.1% 10 0 10 1 10 2 10 3 10 4 10 0 10 1 10 2 10 3 10 4 0.1% 10.6% 6.8% Patient #2 (CR)

Overview of Immune Responses

Immune response to vaccination	Patient's ID	Clinical status	gp100	Tyr/TRP2	Mage	Miscel
Boosted / Induced responses (n=18)	#20	PD	■	■	■	■
	#19	PD	■			
	#2	CR	■		■	■
	#21	PD	■	■	■	■
	#16	PD		■		
	#18	PD	■	■		
	#38	PR	■			
	#36	SD		■		
	#35	PD			■	
	#13	PD			■	■
	#12	PD	■	■	■	■
	#9	PD	■	■	■	■
	#11	SD				■
	#34	PD	■		■	
	#4	PD			■	■
	#10	PR	■		■	■
	#30	PD	■			■
	#22	PD	■		■	

Immune response to vaccination	Patient's ID	Clinical status	gp100	Tyr/TRP2	Mage	Miscel
Stable responses (n=4)	#6	PD	■	■		
	#17	SD	■		■	■
	#28	PD	■	■	■	■
	#37	SD	■			■
Decreased responses (n=4)	#15	SD			■	■
	#26	PD		■	■	■
	#27	PD	■	■		
	#7	SD	■	■	■	■
No TAA-specific CTL (n=3)	#5	PD				
	#8	PD				
	#31	PD

Tumor-specific CTL 10 0 10 1 10 2 10 3 10 4 10 0 10 1 10 2 10 3 10 4 0.20% 10 0 10 1 10 2 10 3 10 4 10 0 10 1 10 2 10 3 10 4 0.01% 10 0 10 1 10 2 10 3 10 4 10 0 10 1 10 2 10 3 10 4 0.01% 10 0 10 1 10 2 10 3 10 4 10 0 10 1 10 2 10 3 10 4 1.00% Pre Post #6 Pool 4 (MelanA, ...) IFN-g (ICS) CD107 Tetramer A2/MelanA CD8 Patient #10 (PR)

Summary Efficacy Tumor Control 1 CR, 2 PR and 6 SD PFS: 4.8 months (from apheresis) 21 patients alive (9.5-26.5 months from apheresis) Complete Histological Regression in target sites Immune response 18/29 (62%) showing increased reactivity post-vaccination All 3 CR/PR and 2 of 6 SD had increased reactivity Safety Excellent tolerability 1 possibly related SAE: Macular Degeneration

Conclusions Vaccination with IDD-3 /UVIDEMO can modify the natural history of low volume metastatic melanoma in some patients Association of clinical activity and immune response was observed. Other immunologic surrogates are needed Further development is warranted

Collaborators Investigators L.H. Camacho M D Anderson Cancer Center, Houston, TX E.M. Hersh Arizona Cancer Center, Tucson, AZ C.K. Brown Hillman Cancer Center, Pittsburgh, PA J. Richards Lutheran General Cancer Care Center Park Ridge, IL A. Ribas UCLA - Los Angeles, CA IDM Pharma S.M. Lee N. Bercovici P. Mitsky D. Landais AAI Oncology E. Wasserman San Antonio, TX Sanofi-Aventis Paul Juniewicz Jean-Pierre Bizzari